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Exhibit (11) Statement Re: Computation of Earnings Per Share
             (Amounts in thousands, except per share data)





                                                       Three Months Ended March 31
                                                       ---------------------------
                                                          1997            1998
                                                         -------         -------
Basic:
Weighted average shares outstanding                       44,006          51,215
                                                         -------         -------
Income before income taxes and minority interest         $ 8,215         $12,580
Deduct income taxes                                        2,443           3,774
Deduct (add) minority interest                               356             (37)
                                                         -------         -------
Net income                                               $ 5,416         $ 8,843
                                                         =======         =======
Per share amount                                           $0.12           $0.17
                                                         =======         =======
Diluted:
Average shares outstanding                                44,006          51,215
Net effect of stock options and warrants -
based on the treasury stock method using
average market price                                       2,368           2,220
                                                         -------         -------
Total weighted average shares outstanding                 46,374          53,435
                                                         =======         =======
Income before income taxes and minority interest         $ 8,215         $12,580
Deduct income taxes                                        2,443           3,774
Deduct (add) minority interest                               356             (37)
                                                         -------         -------
Net income                                               $ 5,416         $ 8,843
                                                         =======         =======
Per share amount                                         $  0.12         $  0.17
                                                         =======         =======


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